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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 of FelCor Suites Limited Partnership of our report dated February 7, 1997 (except Note 5, as to which the date is March 20, 1997), with respect to the financial statements of AEW Doubletree Portfolio for the year ended December 31, 1996 included in the Current Report on Form 8-K of FelCor Suite Hotels, Inc. dated June 5, 1997 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

                                                               Ernst & Young LLP

Columbus, Ohio
January 15, 1998